EXHIBIT 23.1

De Joya Griffith & Company, LLC
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CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

INDEPENDENT AUDITORS' CONSENT

We consent to the use of Bibb Corporation on Form 10-KSB of our Auditors' Report, dated February 9, 2007, on the balance sheet of Bibb Corporation as of December 31, 2006 and 2005 and the related statment of income and accumulated deficit from July 22, 2002 (Inception) to December 31, 2006 and 2005, changes in stockholders' equity, and cash flows for the years ended December 31, 2006 and  2005.

/s/ De Joya Griffith & Company, LLC
De Joya Griffith & Company, LLC

March 7, 2008

Henderson, Nevada

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2580 Anthem Village Drive, Henderson, NV 89052
Telephone (702) 588-5961 * Facsimile (702) 588-5979